EXHIBIT 10.2
Performance Guarantee Confirmation
Reference is made to a Performance Guarantee dated as of December 16, 2014 made by the undersigned in favour of the Purchaser (the “Performance Guarantee”). The undersigned acknowledges and confirms that the performance guarantee remains in full force and effect notwithstanding the entering into of this Twelfth Amending Agreement
Dated as of the 29th day of August, 2024.

WINTRUST FINANCIAL CORPORATION
By:	/s/David A. Dykstra
Name: David A. Dykstra
Title: Vice Chairman and Chief Operating Officer

By:	/s/Kathleen M. Boege
Name: Kathleen M. Boege
Title: Executive Vice President, General Counsel and Corporate Secretary

Signature Page to Twelfth Amending Agreement